Generac Adjusts Proposed Refinancing and Dividend Recapitalization

WAUKESHA, Wis., May 21, 2012 (BUSINESS WIRE) – Generac Holdings Inc. (NYSE: GNRC, the “Company”), a designer and manufacturer of generators and other engine powered products, announced today that it was adjusting its previously disclosed recapitalization plan in light of recent financing market conditions.  The Company has now determined that it will decrease the total size of its previously announced $1.2 billion financing and will not proceed with its private offering of unsecured notes.  The Company instead expects to increase the amount of new senior secured debt to approximately $900 million.  If incurred, the Company will use the proceeds of this new debt financing together with cash on its balance sheet to refinance its existing senior secured credit facility and to pay a special cash dividend of up to $6.00 per share on its common stock.  The Company still expects to replace its current $150 million unfunded revolving credit facility with a similar sized asset-based revolving line.

 “We believe this revised transaction structure is a disciplined approach towards creating long-term shareholder value and represents an attractive return of capital to shareholders,” said Aaron Jagdfeld, President and Chief Executive Officer.  “Given our track record of strong free cash flow generation, we are confident this new capital structure will allow us to further invest in our organic growth initiatives and will provide the flexibility for potential acquisitions in the future.”

The declaration of the special cash dividend remains subject to market and other conditions, and will not occur unless the new senior secured credit facility is finalized on acceptable terms. Assuming that this financing is obtained, the Company expects its Board of Directors to declare and the Company to pay the special dividend by or shortly after the end of the second quarter of 2012.

Forward-looking Information

Certain statements contained in this news release, as well as other information provided from time to time by Generac Holdings Inc. or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Forward-looking statements give Generac's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

Any such forward looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Generac believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could cause outcomes to differ materially from those anticipated in any forward-looking statements.  In particular, the forward looking statements contained in this press release are subject to the risk that the Company will not be able to obtain the financing discussed above on acceptable terms.  In addition, the forward-looking statements regarding our future performance are subject to the risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2011 and other filings made with the Securities and Exchange Commission.

Any forward-looking statement made by Generac in this press release speaks only as of the date on which it is made. Generac undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Generac Holdings Inc.

Generac Holdings Inc.
York A. Ragen
Chief Financial Officer
(262) 506-6064
InvestorRelations@generac.com
or
Michael W. Harris
Director - Finance and Investor Relations
(262) 544-4811 x2675
Michael.Harris@generac.com